Exhibit 99.1

Investor Presentation December 2017 CONFIDENTIAL

2 CONFIDENTIAL | TRANSACTION • FinTech Acquisition Corp. II (“FNTE”), a publicly - traded Special - Purpose Acquisition Company (“SPAC”), will merge with Intermex Holdings II, Inc. (dba “ Intermex ”) • Merged company will apply to continue the listing of its common stock on the NASDAQ • Transaction is expected to close in the second quarter of 2018, pending Money Transfer License approvals VALUE • Transaction value: $364.7 million total enterprise value • 10.8x 2017P Adjusted EBITDA of $33.8 million (1) • 9.1x 2018P Adjusted EBITDA of $40.1 million (1) CONSIDERATION & POST - TRANSACTION OWNERSHIP • Intermex’s current majority owner, Stella Point Capital, will maintain a substantial ownership position in the company • Existing Intermex shareholders will receive: • Up to $99 million in cash • $161 million in FNTE common shares • FNTE’s current public shareholders will continue to own 17.5 million FNTE shares POST - TRANSACTION MANAGEMENT & BOARD • Intermex’s management team will continue to operate the business, post - transaction • The Intermex board of directors will expand to 8 members and become the board of FNTE, with FNTE stockholders selecting 1 board observer Transaction Overview (1) Adjusted EBITDA reflects add - backs for one - time, non - recurring items. Please see page 32 for more detail.

Capitalization & Ownership[1]

($ in millions)

Proposed Sources	
Rollover Equity	$161.0
FinTech Acquisition Corp. II Equity	175.0
Excess Cash Amount [2]	7.1
Total Sources	**$343.1**

Proposed Uses	
Stock Consideration	$161.0
Cash Consideration to Seller	92.0
Additional Consideration to Seller [2]	7.1
Debt Paydown	20.0
Cash to Balance Sheet	43.0
Estimated Transaction Costs	20.0
Total Uses	**$343.1**

Pro Forma Capitalization at Closing	
Cash [3]	$64.4
Revolving Credit Facility	0.0
Term Loan	77.0
Total Debt	**$77.0**
Equity Capitalization [4]	**$352.1**
Total Capitalization	**$429.1**
Pro Forma Enterprise Value	**$364.7**
2018P Adjusted EBITDA [5]	40.1
Pro Forma Enterprise Value / 2018P Adjusted EBITDA	9.1x
Net Debt / 2018P Adjusted EBITDA	0.3x

	Common Shares Outstanding	
Party	**Share Count**	**% Ownership**
Existing Intermex Shareholders [6]	16,100,000	45.7%
FNTE Public Shareholders [7]	17,500,000	49.7%
FNTE Sponsor Shareholders [8]	1,614,666	4.6%
Total	**34,930,466**	**100.0%**

(1) Pro forma as of October 31, 2017; subject to potential changes in transaction structure, capitalization and working capital adjustments between now and expected transaction closing.
(2) Subject to treatment of Closing Excess Cash Amount per the merger agreement.
(3) Represents cash balance on October 31, 2017 plus cash added to the balance sheet as a result of this transaction.
(4) Includes 20% of the total 5,973,333 beneficially owned Founder Shares, or 1,194,666 shares, that are not subject to transfer restrictions following the close of a business combination, and 420,000 private placement shares purchased by the FinTech Sponsor and Cantor Fitzgerald at the IPO. All Founder Shares and private placement shares will become subject to a lock-up upon the close of business combination not to exceed 15 months. In addition to the lock-up agreement, holders of the Founder Shares are not permitted to transfer or sell any of the four remaining 20% tranches until a closing stock price exceeds $12.00, $13.50, $15.00 and $17.00, respectively, for any 20 trading days within a 30-trading day period following the consummation of a business combination.
(5) Adjusted EBITDA reflects add-backs for one-time, non-recurring items. Please see page 32 for more detail.
(6) Assumes existing Intermex shareholders receive an equity consideration of $161.0 million in FNTE common shares, which are subject to lock-up at the close of a business combination, not to exceed 15 months.
(7) Assumes no IPO investors redeem their shares for cash in trust.
(8) If necessary to ensure that legacy Intermex shareholders maintain 50% control of the voting shares in the pro forma entity, a portion of the FNTE Founder Shares may be placed in a voting trust controlled by existing Intermex shareholders.

CONFIDENTIAL | 3

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4 CONFIDENTIAL | Table of Contents I. Executive Summary II. Investment Highlights III. Financial Highlights IV. Appendix

5 CONFIDENTIAL | I. Executive Summary

Intermex Overview

intermex
International Money Express

$212.6M	2017P Revenue
$33.8M	2017P EBITDA
15.9%	2017P Adjusted EBITDA Margin %
~18.9M	2017P Money Transfer Transactions
$6.7B+	2017P Remittance Volume
17	Countries across Latin America

Licensed in 49 U.S. states (2) and Puerto Rico, served through a sending agent base of 4,800+ independent, non-exclusive agents and 33 company stores

563	Total Employees

- Intermex utilizes its technology enabled platform to deliver differentiated financial services to consumers. It is a leading provider of money transfer services in the large and growing U.S. to Latin America and Caribbean ("LAC") corridor, which represents $73+ billion of annual transaction volume (1)
- Intermex's unique and differentiated approach to the market has resulted in significant and sustainable market share gains and excess growth relative to industry peers
- The Company's success has driven impressive financial performance, including organic revenue and Adjusted EBITDA compounded annual growth rates (CAGR) of 32% and 35%, respectively, from 2015 to 2017P

Efficient, High Growth Platform



Sending Side
Sending Agent Network (5,000+ origination points)
Phone/Fax
Orders
2 Call Centers (Mexico / Guatemala)
33 Company Stores (U.S.)
Computer Orders
Computer Orders
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Receiving Side
Paying Agent Network
To Mexico (60% of money transfers)
Mexico (18,000+ locations; Electra, BanCoppel)
To Guatemala (22% of money transfers)
Guatemala (7,000+ locations; Banrural, Banco Industrial)
To El Salvador and Honduras (13% of money transfers)
El Salvador and Honduras (2,000+ locations)
To 12 Other Latin American Countries (5% of money transfers)
Other Latin American Countries

(1) World Bank (2015). Reflects LAC market size as of 2016.
(2) Licensing in Hawaii pending.

CONFIDENTIAL | 6

7 CONFIDENTIAL | Global Remittance Market Worldwide, an estimated US$582B was sent in 2015, US$133.6B from the U.S. alone (1) • In 2015, the top recipient countries of recorded remittances were India, China, the Philippines and Mexico (2) • Developing countries are estimated to receive about $441 billion, nearly three times the amount of official development assistance (2) (1) Pew Research Center. "Remittance Flows Worldwide in 2015.“ (2) The World Bank. “Migration and Remittances Factbook 2016.” (3) The World Bank. “Annual Remittances Data (updated as of Apr. 2017) – Inflows.” (4) The World Bank. “Migration and Remittances – Migration and Development Brief 26 – April 2016.” Asia 50% Europe 26% LAC 13% Africa 11% Worldwide Market Landscape Regional Share of Global Inflow Remittances (3) • More than 247 million people live outside their countries of birth (2) • According to available official data, the Mexico – United States corridor is the largest migration corridor in the world, accounting for 13 million migrants in 2013 (2) • Globally, the average transfer hovers around US$200 - US$500 (2) • Among geographical regions, LAC achieved the most rapid growth rate of remittances, an estimated 4.8 percent in 2015 (4)

8 CONFIDENTIAL | Large Industry with Accelerating Growth The LAC remittance market is supported by four key growth drivers • Hispanics represent over 50% of foreign - born residents in the U.S. and are highly concentrated in California, Texas, Florida, and New York • Substantial opportunities exist for continued increases in LAC remittance volume as housing starts grow and wages for foreign - born Hispanics increase • As the number of Hispanic foreign - born workers continues to rise, volumes of remittances sent back to families in LAC countries should increase accordingly • Remittances are critically important to the LAC region – 54% of foreign - born Hispanics and 17% of U.S. - born Hispanics send money to their families back home (1) Strong Remittance Volume Growth in Intermex ’s Core Markets (2) (1) Pew Research, 2013. (2) Banco de Guatemala, Banco de Mexico and World Bank. Represents total remittance volume. $22.7 $26.5 $26.9 $26.0 $22.1 $22.1 $23.6 $23.4 $23.4 $24.8 $26.2 $28.7 $3.1 $3.7 $4.2 $4.5 $4.0 $4.2 $4.5 $5.0 $5.4 $5.8 $6.6 $7.5 $23.1 $28.7 $32.3 $33.9 $30.6 $31.7 $33.5 $33.8 $34.7 $35.7 $37.6 $39.2 $48.9 $58.9 $63.4 $64.4 $56.7 $58.0 $61.6 $62.2 $63.6 $66.4 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 All Other Guatemala Mexico (Total Remittance Volume, $ in billions) 2005 – 2016 CAGR 4.0% 4.9% 8.4% 2.1% Recession Softness $75.4 $70.4

8 CONFIDENTIAL | Large Industry with Accelerating Growth The LAC remittance market is supported by four key growth drivers • Hispanics represent over 50% of foreign - born residents in the U.S. and are highly concentrated in California, Texas, Florida, and New York • Substantial opportunities exist for continued increases in LAC remittance volume as housing starts grow and wages for foreign - born Hispanics increase • As the number of Hispanic foreign - born workers continues to rise, volumes of remittances sent back to families in LAC countries should increase accordingly • Remittances are critically important to the LAC region – 54% of foreign - born Hispanics and 17% of U.S. - born Hispanics send money to their families back home (1) Strong Remittance Volume Growth in Intermex ’s Core Markets (2) (1) Pew Research, 2013. (2) Banco de Guatemala, Banco de Mexico and World Bank. Represents total remittance volume. $21.7 $25.6 $26.1 $25.1 $21.3 $21.3 $22.8 $22.4 $21.9 $22.9 $24.1 $26.3 $3.0 $3.6 $4.1 $4.3 $3.9 $4.1 $4.4 $4.8 $5.1 $5.5 $6.2 $7.1 $24.0 $27.9 $30.5 $32.0 $28.8 $29.2 $31.0 $31.5 $33.1 $34.8 $38.0 $39.6 $48.6 $57.0 $60.7 $61.5 $54.0 $54.6 $58.2 $58.7 $60.1 $64.0 $68.3 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 All Other Guatemala Mexico (Total Remittance Volume, $ in billions) 2005 – 2016 CAGR 4.6% 5.7% 10.0% 2.2% Recession Softness $73.0

9 CONFIDENTIAL | Favorable, Fragmented Competitive Landscape LAC Market Landscape Intermex enjoys a strong and growing position across key target markets Intermex Share of Key Target Markets (2) Total Market Size: ~$73 Billion (1) LAC Countries - 2016 Mexico Market Share Breakdown 2017P 2014 19% 13% 14% 14% 13% 18% 10% 12% 9% 11% 6% 6% All Others 29% 26% 2017P 2014 18% 19% 16% 18% 14% 8% 13% 13% 10% 13% 7% 7% All Others 22% 22% Guatemala Market Share Breakdown (1) World Bank (2015). Reflects estimated LAC market size as of 2017. (2) Management estimated market share of remittances as of 2017.

10 CONFIDENTIAL | 8.7x 9.9x 7.6x 9.0x Western Union Euronet Moneygram Intermex 1.3% 11.4% 0.9% 22.1% (0.8%) 14.0% 4.0% 21.7% Western Union Euronet Moneygram Intermex Revenue Adj. EBITDA (0.1%) 14.5% 2.1% 30.8% (2.6%) 18.3% 9.7% 34.9% Western Union Euronet Moneygram Intermex Revenue Adj. EBITDA Peer Analysis P / E TEV / Adj. EBITDA (1) TEV / Revenue Company Name Ticker Stock Price Market Value Enterprise Value 2017P 2018P 2017E 2018P 2017E 2018E Western Union Co. WU $19.75 $9,238.4 $11,737.1 11.0x 10.8x 8.7x 8.7x 2.1x 2.1x Euronet Worldwide, Inc. EEFT $91.08 $4,992.2 $4,674.8 20.0x 17.2x 11.4x 9.9x 2.1x 1.9x Moneygram International, Inc. MGI $14.17 $815.9 $1,739.3 13.6x 12.6x 7.9x 7.6x 1.1x 1.0x Mean 14.8x 13.5x 9.4x 8.8x 1.8x 1.7x Median 13.6x 12.6x 8.7x 8.7x 2.1x 1.9x 2015 – 2017P CAGR 2016 – 2018P CAGR TEV / 2018P Adj. EBITDA (1) Note: Market data as of 12/1/2017. (1) Adjusted EBITDA reflects add - backs for one - time, non - recurring items. Please see page 32 for more detail. (2) Represents Ria, the money transfer business, only. (2) (2) ($ in millions, except per share data)

Intermex – Evolution of a Market Leader

History of sustained market share growth provides a strong platform for future growth

($ in millions)



2009 – 2012
Revenue CAGR: 8%
2012 – 2015
Revenue CAGR: 21%
2015 – 2019P
Revenue CAGR: 23%
$55.7
$57.9
$61.9
$70.6
$82.7
$98.3
$124.2
$165.4
$212.6
$246.7
$281.3
2009
2010
2011
2012
2013
2014
2015
2016
2017P
2018P
2019P

Early Years

- Intermex was founded in 1994 as a money transfer provider headquartered in Miami, Florida
- Acquired Servimex, Americana and Maniflo and expanded into 13 new U.S. states
- Opened call centers in Mexico and Guatemala
- Completed re-engineering and business model shift to focus on efficient agents and profitability
- Investment in innovative and highly scalable technology

Business Foundation 1994 - 2012

Expansion

- Further market penetration into western and northeastern U.S.
- Economic recovery sets in, providing backdrop for market growth
- Acceleration of market share gains
- Increased proprietary payor network coverage and penetration
- Launched differentiated CRM platform and loyalty program to capture additional customers
- Began developing mobile / online strategy

Inflection Point 2013 - 2017

Future State

- High growth core business generated from CA, TX, NY, IL and others
- Continued growth above market in stronghold (15) states
- Leverage existing consumer relationships to expand services offering (e.g. online and general purpose cards)
- Leverage technology infrastructure – B2B / white label solutions
- Expand presence within LAC corridors and other global markets

Accelerated Growth 2017 - Beyond

CONFIDENTIAL | 11

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12 CONFIDENTIAL | II. Investment Highlights

13 CONFIDENTIAL | Highly Compelling Investment Opportunity Numerous Highly Attractive Growth Opportunities 1 Intermex Employs a Highly Differentiated Approach 2 Intermex Grows in Excess of the Industry 3 Deepen Customer Relationships 5 Superior Compliance Culture 7 Highly Scalable and Industry - Leading Technology Platform 6 Strong and Accelerating Financial Performance 8 Experienced and Proven Management Team 9 Systematic and Efficient Sales Strategy and Execution 4

1

Numerous Highly Attractive Growth Opportunities

Intermex is well-positioned to execute on its growth strategies intermex
International Money Express

Future Growth / Total Addressable Market

1 Continued Growth in Stronghold States
- Intermex is currently well established in multiple states, and has significant opportunity to grow with the market as well as through targeted regional penetration

2 Increased Penetration in Growth States
- Intermex has identified 10 states where it can drive meaningfully increased penetration, collectively accounting for ~47% of the U.S. Hispanic foreign-born population

3 Leverage CRM Platform
- Increase repeat customer usage through CRM / loyalty platform
- Track and effectively target one-time users of Intermex platform
- Continued improvement in sending agent productivity

4 Expand Product Offering
- Expand availability and utilization of existing product solutions like Check Direct and Tablets for TG
- Execute on existing product pipeline: General Purpose Card, Payroll Services
- Design and launch additional products and services that address target market needs

5 B2B Processing Opportunity
- Intermex can leverage its excess capacity of 180mm transactions annually to offer B2B processing
- 135 payor relationships; currently working with one of the largest banks and one of the largest retailers in LatAm
- Also in discussions with 3 smaller remitter companions about white labeling online platform

6 Grow Mobile and Online Presence
- Mobile / web money transfer app launched to consumers in Q1 2017
- Expands potential customer base as mobile transacting becomes relevant to Latin American consumers

Core Growth Areas (1–4) | **Additional Growth** (5–6)

CONFIDENTIAL | 14

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15 CONFIDENTIAL | Intermex Employs a Highly Differentiated Approach Send Corridors Agents Marketing / Sales Pricing Service Levels Growth Reinvestment • Focus on the most profitable corridors, market share growth and efficiency • Focus on productive agent growth and agent performance • Concentrated agent base allows for focused and co - branded advertising campaigns • Charge premium pricing to match above - market service quality and reliability • Invest profits into improving service levels, technology and new products • Continue growing revenue levels based on flexibility and nimbleness • Invest to further accelerate growth Approach Intermex’s differentiated approach strengthens its relationships with agents, payers and depository banks, which translates into lower costs, higher customer satisfaction and lower working capital needs Industry Approach • Grow revenue by entering new send corridors • Focus on growing agent base • Large agent base results in general and generic campaigns • Inflexible relative to price changes and market pressures • Legacy systems and approach not well targeted to individual markets • Slow growth while maintaining high margins • Must allocate capital to new corridors / new agents to offset stagnant or declining growth Large Niche • Limited investment in marketing and promotion • Compete through discount pricing to drive volume • Limited margin available to invest in the systems • Growth in transaction volume at the expense of profitability • No money to reinvest – seeking exit through acquisition. 2

16 CONFIDENTIAL | • Within its core markets of Mexico and Guatemala, Intermex has consistently grown above the market rate of growth and gains meaningful market share • Intermex has demonstrated strong 27% and 29% growth in its newer markets of El Salvador and Honduras, respectively Source: World Bank Migration and Development Brief #22 (2014). (1) Source: Banco de Guatemala and Banco de Mexico. Intermex Grows in Excess of the Industry Mexico Remittance Volume (1) (60%) Guatemala Remittance Volume (1) (22%) 7.0% (1.6%) (2.4%) 5.4% 9.2% 6.4% 8.2% 8.3% 8.3% 9.1% 29.0% 37.1% 39.7% 40.7% 2011 2012 2013 2014 2015 2016 LTM Sep-17 6.1% 9.2% 6.7% 9.0% 13.4% 13.9% 15.0% 22.4% 22.4% 17.3% 23.0% 24.4% 39.2% 36.0% 2011 2012 2013 2014 2015 2016 LTM Sep- 17 Intermex YoY % Growth Market YoY % Growth 5.4% 5.9% 6.6% 7.4% 9.5% 9.0% 10.1% 11.1% 12.6% 13.9% Market Share 11.9% 17.0% 3 14.7% 19.0%

17 CONFIDENTIAL | $4.75 $4.85 $5.06 $5.11 18% 27% 33% 32% 5.4% 9.2% 6.4% 8.2% 2014 2015 2016 LTM Sep-17 Gross Margin per Transactions Intermex Growth Industry Growth Intermex sustains strong margins while increasing transaction growth to Mexico Margin Expansion (Mexico) • In 2016 margins increased by 4% while the industry experienced negative growth • Intermex has been able to capture additional market share while increasing strong margins Intermex Grows in Excess of the Industry (cont’d) 3

3

Intermex Grows in Excess of the Industry (cont'd)

Intermex has grown its market share while focusing on larger send states such as California and New York

Estimated Market Share within Intermex's Core Markets (% of Remittance Volume)


2011
2017
Not Licensed
No Presence (Licensed)
0%-4.99%
5%-9.99%
10%-14.99%
15%-19.99%
20%-24.99%
25%+

- Intermex was initially focused on small and mid-sized states, predominantly in the Southeast, and enjoys strong market share in this region
- Since entering California in 2008, and New York in 2009, expansion efforts have focused on larger markets and a significant opportunity for growth remains in both the Northeast and the West
- Concerted effort in states with large potential (e.g., Texas and Illinois) with a dedicated market growth plan

Source: Management estimates and U.S. Census data. State-by-state remittance volumes estimated by allocating aggregated remittance volume from U.S. to Mexico, Guatemala, Honduras and El Salvador based on percentage of foreign-born Hispanic residents within a given state.

CONFIDENTIAL | 18

Systematic and Efficient Sales Strategy and Execution

4

Prioritizing agent productivity and consistently growing wires per agent

- Intermex has a **unique approach** to developing and maintaining its agent network that includes 4,800+ agents
- Focuses on onboarding the **right agents in the right geographies** (high concentration of foreign-born residents)
- Management estimates Intermex agents are as much as **4.5x more productive** than industry average

Systematic

- Leverage ZIP code level data to locate target areas that have a highly concentrated foreign-born population for agent acquisition
- Complete Onsite Business Review (OBR) to verify opportunity
- Commit agent to minimum volume and measure ROI
- Agent start-up cost of $2,460 achieves payback in 5 months

Efficient

- Creates beneficial fee structure with agents and rewards added traffic in stores
- Intermex focuses on agent productivity over absolute number of agents, consistently increasing wires per agents over the past few years

Highly Productive Agent Network



(Transactions in millions)
2,845
2,588
2,655
2,877
3,105
3,457
4,162
5.5
6.3
7.5
8.9
11.2
14.7
17.9
2011
2012
2013
2014
2015
2016
LTM Sep-17A
Agent Count Average
Total Transactions

Average # Wires Per Agent



17% CAGR
1,927
2,440
2,830
3,108
3,609
4,268
4,311
2011
2012
2013
2014
2015
2016
LTM Sep-17A
~2x lift in productivity since 2011

Note: Agent count reflects yearly average.

CONFIDENTIAL | 19

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20 CONFIDENTIAL | $50,000 $16,000 30 50 0 10 20 30 40 50 60 $0 $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 Intermex Competition Agent Recruitment ~ Average Revenue per Agent ~ Agent Recruitment Target per Rep $1,500,000 $800,000 $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 $1,600,000 Intermex Competition ~ Total Revenue per Mature Agents Intermex Approach vs Industry Approach • Intermex focuses on recruiting productive agents with high growth potential in targeted opportunity areas • This metric - based strategy results in more total revenue from fewer agents than the competition Systematic and Efficient Sales Strategy and Execution (cont’d) Intermex’s unique differentiation in agent recruitment Note: Competition numbers reflect management estimates as of 2017. 4

21 CONFIDENTIAL | 5 Deepen Customer Relationships Leverage industry - leading loyalty program to drive preference for Intermex Program Overview • Interpuntos was piloted beginning in October 2014 and is currently live in 9 states (1,000 agents) • Members earn 1 point for each wire sent and paid, with unlimited earning and redemption potential • Points can be redeemed for discounts on FX rates or wire fees, depending on receiving country Objective: • Become our customer’s and agent’s preferred provider of financial processing solutions through: • Accelerating transaction speed for both customers and agents by avoiding the need for manual data entry • Providing non price - related differentiation to steer transactions to Intermex • Creating a single view of customers by incentivizing enrollment • Leveraging customer data to provide differentiated services, experiences and capabilities Program Statistics Impact to Business • Approximately 140,000 cards are in circulation with 85% of them actively transacting • Universal Redemption Rate (URR): 40% • Cost per Point (CPP): $0.46 • Average cost per redemption: $3.77 • Through program analysis we have observed: • Members transact 30% more after enrollment and 3x more than non - members • Accelerated early engagement by new members generated 3.5 more transactions over a 12 - month period vs. non - members. • Using average transaction values, the program has generated an estimated $700K in gross margin in 2016

22 CONFIDENTIAL | Highly Scalable and Industry - Leading Technology Platform Proprietary software and world - class technology Custom Business Rules Engine Agent Relationship Management (ARM) Integrated Back Office Technology POS & Checks Processing Technology Processing Capacity (60 transactions per second) Multi - Product Online Processing Channel Redundant Infrastructure And Networks Intellectual Property & Innovations • Intermex has invested in technology over the past four years to enhance the customer experience • Proprietary software and infrastructure uptime performance enable business agility and market differentiation • World - class server and network technology with multiple redundancy points built in Market Differentiation Business Agility Business Performance 6

23 CONFIDENTIAL | Speed of POS Transactions Repeat sender transactions completed in half the time of most competitors Systems Uptime and Reliability 99.95% historical uptime SLA with 3 - datacenter balancing and auto failover Technical Support Response Time Best - in - class 8 - second answer time, most issues solved in under 5 minutes Processing Capacity and Easy Scalability Capacity to process 10 times current volume, scalable by adding more servers Proprietary Business Software Powerful engine allows granular FX customization and real - time risk analysis 6 Highly Scalable and Industry - Leading Technology Platform

24 CONFIDENTIAL | Superior Compliance Culture Intermex maintains a highly comprehensive, rigorous compliance process Transaction entry at Sending Agent requires completion of mandatory fields and ID requirements Sender and receiver screened against government - required lists (OFAC, etc.) Transaction screened for limit restrictions, velocity levels, structuring, and ID requirements Transaction sent to payer; flagged exceptions sent to Compliance for investigation and release / rejection Intermex Risk and Compliance Tools Key Milestones in the Process • Conduct all compliance checks through the Global Cash extensive compliance module system – “Know Your Customer” due diligence – “Anti - Money Laundering” checks • Strong policies, procedures and internal controls stricter than regulatory requirements Compliance Checks Transaction Monitoring Ongoing Agent Overview • All transactions subject to real - time AML and OFAC screening • Post - transaction analysis to detect, report and prevent suspicious activity • Transactions are instantly flagged when ID verification and source of funds is required • Rigorous Agent oversight performed by compliance field examiners • Comprehensive and ongoing Agent training on regulatory requirements • Enhanced due diligence process for sending and paying Agents 7

25 CONFIDENTIAL | Strong and Accelerating Financial Performance Intermex has a highly attractive financial profile with strong momentum • Intermex’s highly differentiated approach, along with its unique and efficient platform, has allowed the Company to significantly grow scale and profitability • Strong top - line and margin growth demonstrates business scalability and operational leverage • LTM October 2017 results demonstrate execution of strategic priorities and support high level of visibility on full year 2017 performance • Significant market share growth opportunities in West, Midwest and Northeast U.S. send markets, and within existing Latin American receive markets $70.6 $82.8 $98.3 $124.2 $165.4 $212.6 $246.7 $281.3 2012 2013 2014 2015 2016 2017P 2018P 2019P Revenue Adjusted EBITDA $6.1 $8.4 $12.5 $18.6 $27.1 $33.8 $40.1 $47.8 2012 2013 2014 2015 2016 2017P 2018P 2019P ($ in millions) ($ in millions) Note: Please see page 32 for detail on adjustments to EBITDA. 8

26 CONFIDENTIAL | Experienced and Proven Management Team Results - driven management team with 110+ years of combined industry experience • Execution focused management with deep industry experience and operational expertise that has successfully increased scale, expanded the ecosystem and driven growth • Maintain an efficient client and regulatory focused organization with 238 employees in the U.S. and 325 employees in Latin America Years With Company Years In Industry Prior Experience Robert Lisy Chairman and CEO 9 24 Darrell Ebbert Chief Financial Officer 16 16 Jose Perez - Villarreal Chief Compliance Officer and Chief Administration O fficer 16 23 William Velez Chief Information Officer 4 11 Eduardo Azcarate Chief Business Development Officer 10 18 Randy Nilsen Chief Sales & Marketing Officer 2 25 Michael Creamer SVP of Human Resources - - Bradley Pitts SVP of Marketing & Communications - - 9

27 CONFIDENTIAL | III. Financial Highlights

Summary Financials

($ in millions)	2014	2015	2016	2017P	2018P	2019P
Agents	3,028	3,236	3,889	5,079	6,039	6,999
YoY Growth %	*7.9%*	*6.9%*	*20.2%*	*30.6%*	*18.9%*	*15.9%*
Transactions, Net	8,876,523	11,103,988	14,586,268	18,926,266	22,714,554	26,127,048
YoY Growth %	*18.7%*	*25.1%*	*31.4%*	*29.8%*	*20.0%*	*15.0%*
Volume	$2,857.6	$3,647.9	$4,986.7	$6,730.8	$7,415.3	$8,526.6
YoY Growth %	*20.5%*	*27.7%*	*36.7%*	*35.0%*	*10.2%*	*15.0%*
Revenue						
Money Transfer Service Fees	$84.2	$105.5	$138.5	$179.2	$213.9	$245.5
Foreign Exchange Income	13.1	17.6	25.8	31.7	31.2	34.2
Other Income	1.0	1.1	1.1	1.6	1.6	1.6
Total Revenue	**$98.3**	**$124.2**	**$165.4**	**$212.6**	**$246.7**	**$281.3**
YoY Growth %	*18.8%*	*26.3%*	*33.2%*	*28.5%*	*16.1%*	*14.0%*
Cost of Sales						
Agency Commissions	$41.7	$52.6	$69.7	NA	NA	NA
Payor Commissions	18.9	23.8	31.1	NA	NA	NA
Other	0.2	0.2	0.2	NA	NA	NA
Total Cost of Sales	**$60.8**	**$76.5**	**$101.0**	**$132.5**	**$155.8**	**$178.3**
Gross Profit	**$37.6**	**$47.7**	**$64.4**	**$80.1**	**$90.9**	**$103.0**
Margin %	*38.2%*	*38.4%*	*38.9%*	*37.7%*	*36.8%*	*36.6%*
Total Adjusted Operating Expenses	**$25.0**	**$29.1**	**$37.3**	**$46.3**	**$50.8**	**$55.2**
Adj. Opex as % of Revenue	*25.5%*	*23.4%*	*22.5%*	*21.8%*	*20.6%*	*19.6%*
Adjusted EBITDA (1)	**$12.5**	**$18.6**	**$27.1**	**$33.8**	**$40.1**	**$47.8**
YoY Growth %	*41.1%*	*48.2%*	*45.7%*	*25.0%*	*18.6%*	*19.1%*
Margin %	*12.8%*	*15.0%*	*16.4%*	*15.9%*	*16.3%*	*17.0%*

(1) Adjusted EBITDA reflects add-backs for one-time, non-recurring items. Please see page 32 for more detail.

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29 CONFIDENTIAL | 2,877 3,105 3,457 4,880 $33.8 $39.6 $47.5 $41.6 $4.36 $5.98 $7.83 $6.56 $0.0 $20.0 $40.0 $60.0 0 1,000 2,000 3,000 4,000 5,000 2014 2015 2016 LTM Sep'17 Agents Revenue / Agent Adj. EBITDA / Agent 8.9 11.1 14.6 17.8 $10.97 $11.09 $11.26 $11.42 $1.41 $1.67 $1.86 $1.80 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 0.0 5.0 10.0 15.0 20.0 2014 2015 2016 LTM Sep'17 Transactions Revenue / Wire Adj. EBITDA / Wire Per Transaction and Agent Detail Transaction Detail (Transactions, $ in millions) (1) Adjusted EBITDA reflects add - backs for one - time, non - recurring items. Please see page 32 for more detail. (2) Includes only Money Transfer Service Fees and Foreign Exchange Income. Agent Detail (Agents in units, $ in thousands) (1) (1) (2) • Revenue and EBITDA per transaction has increased in every period from 2014 to present • Average agent productivity has increased in the historical period

30 CONFIDENTIAL | Balance Sheet ($ in millions) Dec. 31 2016 Sep. 30 2017 Dec. 31 2016 Sep. 30 2017 Assets Liabilities Cash $36.4 $42.2 Wire Transfers Payable $10.7 $27.0 Restricted Cash 0.6 0.6 Money Orders Payable 3.1 5.9 Accounts Receivable, Net 29.9 53.2 Accounts Payable & Accrued Expenses 12.6 11.2 Prepaid Expenses & Other Current Assets 0.2 0.0 Total Current Liabilities $26.4 $44.1 Deferred Tax Asset, Net - Current 0.0 (1.3) Total Current Assets $67.1 $94.7 Debt 78.7 117.0 Total Long - Term Liabilities $78.7 $117.0 Property Plant & Equipment, Net $6.2 $7.9 Prepaid Expenses 0.0 4.8 Equity $4.6 $42.7 Intangible Assets, Net 8.5 61.7 Total Liabilities & Equity $109.7 $203.8 Goodwill 0.0 34.8 Notes Receivable, Net of Current Portion 0.4 0.0 Deferred Tax Asset, Net - Noncurrent 27.0 0.0 Other 0.3 0.0 Total Assets $109.7 $203.8

Statement of Cash Flows

($ in millions)	2015	2016	YTD Sep. 2017
Cash Flows from Operating Activities:			
Net Income / (Loss)	$17.6	$8.3	($5.0)
Depreciation and Amortization	$4.3	$4.3	$4.0
Deferred finance cost amortization	0.7	2.7	0.0
Deferred Taxes	(9.7)	3.0	0.0
Equity Compensation Expense	0.1	0.1	0.0
Loss on Disposal of PP&E	0.1	0.2	0.1
Provision for Bad Debts	0.7	0.9	0.9
Changes in Assets and Liabilities			
Receivables	($6.0)	($16.3)	$4.7
Prepaid Expenses and Other Current Assets	(2.4)	1.9	(2.6)
Other Assets [(1)]	0.2	0.1	(29.6)
Wire Transfers Payable	(4.6)	11.7	16.4
Money Orders Payable	0.3	1.3	2.8
Interest Payable	0.2	0.3	0.0
Accounts Payable and Accrued Expenses	2.9	3.1	(2.2)
Net Cash Flows from Operating Activities	**$4.4**	**$21.7**	**($10.6)**
Cash Flows from Investing Activities:			
Purchases of PP&E	($2.1)	($3.0)	($3.4)
Net Cash Flows from Investing Activities	**($2.1)**	**($3.0)**	**($3.4)**
Cash Flows from Financing Activities:			
Borrowing under Term Loan	$35.0	$40.3	$27.0
(Repayment) / Borrowings under Revolving Loan, Net	3.0	(2.0)	10.0
Repayment of Term Loan	(9.4)	(1.3)	0.0
Financing Costs	(2.8)	(2.3)	0.0
Stock Compensation Expense / Dividend	0.0	0.0	(17.1)
Common Dividend Distributions	(18.1)	(1.3)	0.0
Purchase of Preferred Stock	(10.6)	0.0	0.0
Purchase of Common Stock	0.0	(34.0)	0.0
CTA	0.0	0.0	(0.1)
Net Cash Flows from Financing Activities	**($3.0)**	**($0.6)**	**$19.8**
Effect of Exchange Rate Changes on Cash	($0.1)	($0.1)	$0.0
Net Increase / (Decrease) in Cash	($0.9)	$18.0	$5.9
Cash, Beginning of Period	$19.3	$18.4	$37.0
Cash, End of Period	**$18.4**	**$36.4**	**$42.9**

(1) This account reflects all purchase accounting adjustments that the Company experienced on Feb. 1, 2017, as a result of the SPC transaction.

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Adjusted EBITDA Reconciliation

($ in millions)	2014	2015	2016
Net income	$26.1	$17.6	$8.3
Interest, net	1.7	4.1	9.5
Taxes (1)	(20.2)	(9.5)	3.4
Depreciation & amortization	4.3	4.3	4.3
EBITDA, as reported	**$11.9**	**$16.6**	**$25.5**
Margin %, as reported	*12.1%*	*13.3%*	*15.4%*
Adjustments			
Transaction Costs	$0.0	$1.6	$0.9
Loss on disposal of property and equipment	0.1	0.1	0.2
Non-recurring legal fees	0.3	0.0	0.4
Settlement for employee lawsuit	0.0	0.2	0.0
Florida compliance review	0.1	0.2	0.0
Other (2)	0.3	(0.1)	0.1
Total adjustments	$0.7	$2.0	$1.6
Adjusted EBITDA	**$12.5**	**$18.6**	**$27.1**
Margin %	*12.8%*	*15.0%*	*16.4%*

(1) In 2014 and 2015, the Company had deferred tax asset expenses of $20.3 million and $9.7 million, due primarily to the reversal of a valuation allowance that had been taken against the DTA. During each period, the Company paid small amounts of cash taxes that offset the total deferred tax provisions.

(2) 2016 Other adjustments include equity based compensation, moving expenses, cash rent expense PF adjustment, internet service fees, and foreign exchange gain/loss. 2015 Other adjustments include equity based compensation, cash rent expense PF adjustment, technology consultant fees, agent payments exposure, internet service fees, and foreign exchange gain/loss. 2014 Other adjustments include equity based compensation, fax to cloud service costs PF adjustment, passed audit adjustments, foreign exchange gains/losses, and IVA expenses.

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33 CONFIDENTIAL | Key Takeaways • Since 2011, Intermex has grown in excess of the industry while sustaining strong margins and increasing transaction growth to Mexico • This is driven by our disciplined approach to expansion which focuses on prioritizing agent productivity and consistently growing transactions per agent • Our technology infrastructure allows for the dependable transfer of money with the lowest cancellation rate in the industry • Intermex’s highly differentiated approach, along with its unique and efficient platform, has allowed the Company to significantly grow scale and profitability • Growth opportunities, including the deepening of customer relationships, expansion of ancillary products, as well as a focus on developing B2B processing relationships and growing our online presence allow for confidence in continued growth

34 CONFIDENTIAL | IV. Appendix

35 CONFIDENTIAL | (598) (257) 67 222 228 352 705 8% 15% 19% 19% 25% 32% 31% 2011 2012 2013 2014 2015 2016 LTM Sep-17A Annual Agent Count Variance Transactions Growth • In 2009 Intermex started terminating unproductive agents while adopting a new approach to recruitment • Despite a declining agent base, transactions grew due to increased productivity from remaining agents and better performance from new activations • As agent count has exponentially increased since 2013, transaction growth continues to rise at a rate above that of the market Intermex Agent Base Systematic and Efficient Sales Strategy and Execution (cont’d) Agent Production vs Agent Count 4

36 CONFIDENTIAL | • Identify targets based upon foreign born by ZIP code through our sales force of 39 sales reps • Utilize onsite business review (OBR) • Commit agent to minimum volume • Utilize metrics to measure ROI • Average payback – 5 months • Ramp up period – 2 - 3 years • Ultimately ramping to 375 wires per month Agent Start - up Costs Systematic and Efficient Sales Strategy and Execution (cont’d) Vector for Success – Agent Recruitment 4 Sales cost $1,700 Equipment $450 Compliance $145 Marketing $80 Banking & Credit $75 Total $2,460

37 CONFIDENTIAL | Note: Graphs show minimal to no impact to business operations. From Irma to Earthquake – Testing Resilience Hurricane Irma • Intermex deployed its Business Continuity Plan (BCP) 3 days before the event • Mexico and Guatemala subsidiaries supported key stakeholders in Miami • Equipment supplied to key personnel (i.e. satellite phones, hotspots and backup laptops) allowed for uninterrupted communications • HQ facilities ran on generator for 5 days • Data and voice circuits were unaffected Mexico Earthquake (Tuesday, Sept 19) • Facilities in Puebla, Mexico were evacuated at 2:14PM EST • Intermex immediately activated its BCP to enable operations center support • Within a 2 - hour period, calls were routed and processes handled as per BCP by Miami and Guatemala backup personnel